Exhibit 2.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT NORMALLY TREATS AS PRIVATE AND CONFIDENTIAL.

FIRST AMENDMENT TO CASH ESCROW AGREEMENT

THIS FIRST AMENDMENT TO CASH ESCROW AGREEMENT (this “Amendment”) is entered into, as of this 7th day of October, 2022 (the “Effective Date”), by and among Mullen Automotive, Inc. (the “Purchaser”); Bollinger Motors, Inc., a Delaware corporation (“Company”); Robert Bollinger in his individual capacity (“Bollinger”) and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

RECITALS

WHEREAS, Purchaser, Company, Bollinger and the Escrow Agent entered into a certain Cash Escrow Agreement, dated as of September 7, 2022 (the “Escrow Agreement”), pursuant to which the Purchaser deposited certain amounts with the Escrow Agent to be paid in accordance with the SPA and the Escrow Agreement;

WHEREAS, the SPA is being amended pursuant to a first amendment (the “SPA Amendment”) simultaneously with the execution of this Amendment to, among other things, provide that additional amounts will be placed into escrow with the Escrow Agent; and

WHEREAS, the parties hereto mutually desire to amend the Escrow Agreement as herein set forth and are executing and delivering this Amendment for such purpose.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Recitals. The foregoing recitals are true and correct and are hereby incorporated into this Amendment for all purposes. Any capitalized term used in this Amendment and not defined herein shall have the meaning assigned to such term in the Escrow Agreement.

2.            Amendment to Section 1.1. Section 1.1 of the Escrow Agreement is amended in all ways necessary to provide that: (i) on or prior to the 30th day of November, 2022, Purchaser will be depositing with the Escrow Agent an additional amount equal to $16,500,000 (the “Installment Escrow”), and such amount shall be held in accordance with the terms of the Escrow Agreement; (ii) the term Cash Escrow Amount shall be defined to include the Installment Escrow at such time as the Installment Escrow is deposited with the Escrow Agent; and (iii) upon receipt of the Installment Escrow, the Escrow Agent is hereby instructed to pay the Installment payments to in accordance with Section 2.1 (and Schedule 2) of the Escrow Agreement as amended hereby.

3.            Amendment of Schedule 2. Schedule 2 of the Escrow Agreement is deleted in its entirety and Schedule 2 attached hereto is hereby inserted in lieu thereof.

4.            Amendment. The parties agree that notwithstanding anything contained in the Escrow Agreement to the contrary, the provisions set forth in this Amendment shall be deemed to be part of the Escrow Agreement and shall supersede any contrary provisions in the Escrow Agreement and prevail and control for all purposes. This Amendment embodies the entire agreement and understanding among the parties hereto in respect of the matters contemplated hereby and supersedes all prior or contemporaneous agreements and understandings of the parties, verbal or written, relating to the subject matter hereof. Except as modified herein, all of the other terms, covenants and conditions of the Escrow Agreement are hereby ratified and affirmed and the same shall remain in full force and effect.

5.            Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. The signatures of the parties to this Amendment may be delivered by facsimile or as an attachment to an email (e.g., as a PDF file) and such delivery is effective delivery of such facsimile or email attachment.

6.            Reference to the Escrow Agreement. On and after the date hereof, each reference in the Escrow Agreement to “this Agreement,” “hereof,” “herein,” “herewith,” “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to the Escrow Agreement as amended by this Amendment. No reference to this Amendment need be made in any instrument or document at any time referring to the Escrow Agreement and a reference to the Escrow Agreement in any such instrument or document shall be deemed to be a reference to the Escrow Agreement as amended by this Amendment.

7.            Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between the parties arising out of or relating to this Amendment or any of the transactions contemplated by this Amendment: (a) each of the parties irrevocably and unconditionally consents and submits to the non-exclusive jurisdiction and venue of the state and federal courts located in the State of New York; and (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE COMPANY:

BOLLINGER MOTORS, INC.

By:	/s/ Robert Bollinger
Name:	Robert Bollinger
Title:	Chief Executive Officer

BOLLINGER

/s/ Robert Bollinger
Robert Bollinger

THE PURCHASER:

MULLEN AUTOMOTIVE, INC.

By:	/s/ David Michery
Name:	David Michery
Title:	Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation

By:	/s/ Henry Farrell
Name:	Henry Farrell
Title:	Vice President

[Signature Page to the First Amendment to the Cash Escrow Agreement]

SCHEDULE 2

Payments Schedule

Payments Pursuant to the SPA

Company – Automatic Releases

$7,500,000 to be released on November 5, 2022

$13,000,000 to be released on February 5, 2023

$13,000,000 to be released on May 5, 2023

$13,000,000 to be released on August 5, 2023

W-9/8 for payee account has been provided to the Escrow

Payments Pursuant to the Secondary SPAs

Robert Bollinger ($16,059,637) – Automatic Releases

$4,014,909 to be released on November 5, 2022

$4,014,909 to be released on February 5, 2023

$4,014,909 to be released on May 5, 2023

$4,014,910 to be released on August 5, 2023

W-9/8 for payee account has been provided to the Escrow

Seaport Global Asset Management and its affiliates ($3,135,108) – Automatic Releases

$783,777 to be released on November 5, 20222

$783,777 to be released on February 5, 2023

$783,777 to be released on May 5, 2023

$783,777 to be released on August 5, 2023

Seaport Affiliates	11/5/2022	2/5/2023	5/5/2023	8/5/2023
[***]

W-9/8 for payee account has been provided to the Escrow

John Masters $805,255– Automatic Releases

$201,314 to be released on November 5, 2022

$201,314 to be released on February 5, 2023

$201,314 to be released on May 5, 2023

$201,313 to be released on August 5, 2023

W-9/8 for payee account has been provided to the Escrow